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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2004

UNITED INDUSTRIAL CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	1-4252 (Commission File Number)	95-2081809 (I.R.S. Employer Identification No.)
124 INDUSTRY LANE, HUNT VALLEY, MD (Address of principal executive offices)		21030 (Zip Code)
(410) 628-3500 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[
]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[
]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[
]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[
]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01.    Other Events.

        In September 2004, United Industrial Corporation (the "Company") issued and sold $120,000,000 aggregate principal amount of 3.75% convertible senior notes due September 15, 2024, unless earlier redeemed, repurchased, purchased or converted (the "Notes"). The Notes are guaranteed by the Company's Defense segment operating subsidiary, AAI Corporation (the "Subsidiary Guarantor"). In connection with the offering, the Company and the Subsidiary Guarantor entered into a registration rights agreement on September 15, 2004. Pursuant to the registration rights agreement, the Company and the Subsidiary Guarantor filed with the Securities and Exchange Commission a registration statement on Form S-3 to cover resales of the Notes and the underlying shares of common stock. The registration statement includes the Company's consolidated financial statements for the year ended December 31, 2003, which set forth supplemental information for the Company, the Subsidiary Guarantor, and Detroit Stoker Company, the non-guarantor subsidiary, as of December 31, 2003 and 2002, and for each of the years ended December 31, 2003, 2002, and 2001.

Section 9—Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(c)	Exhibits
	23.1	Consent of Ernst & Young LLP.
	99.1	Consolidated Financial Statements of the Company for the year ended December 31, 2003.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Industrial Corporation
By:	/s/ JAMES H. PERRY James H. Perry Chief Financial Officer, Vice President and Treasurer

Date: November 17, 2004

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SIGNATURES